Exhibit 99.1

1.	Below is the Company’s estimate of the size of the markets in which it participates and its estimated share of such markets, all for calendar year 2005:

	Reserve Power	Motive Power	Total
	(in billions except percentage data)
Total Market	$2.3	$1.9	$4.2
EnerSys Share	21%	35%	28%
Geographic split of total market:
Americas	33%	40%	36%
EMEA*	36%	49%	42%
Asia	31%	11%	22%
End-markets:
Telecom	53%	—	—
UPS**	30%	—	—
Reserve Other	17%	—	—
Forklift Trucks	—	94%	—
Motive Other	—	6%	—

2. Below is the Company’s estimated fiscal year 2006 sales and the percent of sales split by segment, geography and end market:

	Reserve Power	Motive Power	Total
	(in billions except percentage data)
Estimated Net Sales			$1.3
Geographic split:
Americas	—	—	41%
EMEA*	—	—	53%
Asia	—	—	6%
End-markets:
Telecom	20%	—	20%
UPS**	7%	—	7%
Reserve Other	17%	—	17%
Forklift Trucks	—	51%	51%
Motive Other	—	5%	5%

* Europe, Middle East and Africa

** Uninterrupted Power Supply